Exhibit 10.5

RYERSON HOLDING CORPORATION

2014 OMNIBUS INCENTIVE PLAN

2015 PERFORMANCE UNIT AGREEMENT

This Performance Unit Agreement (the “Agreement”) is dated as of _________ (the “Grant Date”) between Ryerson Holding Corporation, a Delaware corporation (the “Company”), and ___________________________________ (the “Participant”).  Capitalized terms not defined herein shall have the meaning given such terms in the Ryerson Holding Corporation 2014 Omnibus Incentive Plan, as amended from time to time (the “Plan”), a copy of which has been provided to the Participant.

WITNESSETH

WHEREAS, the Company wishes to award to the Participant performance units (“PSUs”), based on performance during the period commencing January 1, 2015 and ending December 31, 2017 (the "Performance Period") and continued service through the applicable vesting date, as hereinafter provided;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

1.Grant.  Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Participant an award for a target number of ________ PSUs.  Such number of PSUs shall be subject to adjustment as provided in Section 11 of the Plan.  Each PSU covered by this Agreement represents the right to receive one share of Stock, or, in the discretion of the Committee, a cash amount equal to the Fair Market Value of one share of Stock on the vesting date, subject to the vesting requirements set forth in Paragraph 3.  The number of PSUs that the Participant actually earns for the Performance Period (up to a maximum of ________) will be determined by the level of achievement of the Performance Objectives in accordance with Exhibit A attached hereto.

The Participant agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan (which are incorporated herein by reference) and this Agreement.  To the extent any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

2.Performance Objectives.

(a)The number of PSUs earned by the Participant for the Performance Period will be determined after the end of the Performance Period based on the level of achievement of the Performance Objectives in accordance with Exhibit A. All determinations of whether Performance Objectives have been achieved, the number of PSUs earned by the Participant, and all other matters related to this Paragraph 2 shall be made by the Committee in its sole discretion.

(b)Following completion of the Performance Period and the availability of the information used to calculate attainment of the Performance Objectives, (and if such information is available, no later than June 30, 2018), the Committee will review and certify in writing (a)

whether, and to what extent, the Performance Objectives for the Performance Period have been achieved, and (b) the number of PSUs that the Grantee shall earn, if any, subject to satisfaction of the vesting requirements of Paragraph 3. Such certification shall be final, conclusive and binding on the Participant, and on all other persons, to the maximum extent permitted by law.

3.Vesting.  The PSUs are subject to forfeiture until they vest. Except as otherwise provided herein, the PSUs will vest and become nonforfeitable on the date (the "vesting date") that is the later of (i) the third anniversary of the Grant Date, and (ii) the date the Committee certifies the achievement of the Performance Objectives in accordance with Paragraph 2(b) , in either case subject to (a) the achievement of the minimum threshold Performance Objective for payout set forth in Exhibit A attached hereto, and (b) the Participant’s continuous employment or service with the Service Recipient from the Grant Date through the vesting date. The number of PSUs that vest and become payable under this Agreement, if any, shall be determined by the Committee based on the level of achievement of the Performance Objectives set forth in Exhibit A.

4.Restrictions and Forfeiture.  The Participant may not sell, assign, transfer, pledge or otherwise encumber or dispose of the PSUs covered by this Agreement, and any attempt to do so shall be void.  If the Participant experiences a Termination for any reason at any time before all of his or her PSUs have vested, the Participant’s unvested PSUs shall be automatically forfeited upon such Termination and neither the Company nor any Affiliate shall have any further obligations to the Participant under this Agreement.

5.Rights as Shareholder.  The Participant shall have no rights as a shareholder with respect to PSUs covered by this Agreement, including, but not limited to, voting rights and the right to receive or accrue dividends or dividend equivalents, unless and until shares of Stock are delivered pursuant to Paragraph 7.

6.Withholding of Taxes.  The obligation to register shares of Stock or pay any amounts hereunder on the Delivery Date shall be subject to the Participant satisfying applicable federal, state and local tax withholding requirements.  The Committee, in its discretion, may permit or require the Participant to satisfy the federal, state and/or local withholding tax, in whole or in part, by (i) electing to have the Company withhold shares of Stock, (ii) by permitting the Participant to return previously acquired shares of Stock to the Company, or (iii) implementing such other arrangements (including "sell-to-cover") as are satisfactory to the Committee; provided, however, that the Company must limit the number of shares withheld to satisfy the tax withholding requirements with respect to the Award to the extent necessary to avoid adverse accounting consequences.

7.Delivery of Shares.  For each PSU that becomes earned and vested hereunder, one share of Stock shall be registered in the Participant’s name or, if the Committee has determined pursuant to Paragraph 1 hereof to settle the PSUs in cash, an amount in cash equal to the Fair Market Value of one share of Stock on the vesting date shall be paid to the Participant, on the Delivery Date.  The “Delivery Date” shall be a date specified by the Committee that is not later than 60 days following such vesting date[, but in any event shall be not later than December 31 of the 3rd calendar year following the calendar year in which the PSUs are granted].  Any fractional PSU becoming vested shall be payable in cash on the Delivery Date.  In no event shall the Participant be permitted, directly or indirectly, to designate the Delivery Date.

8.Employment or Service of Participant.  Nothing in this Agreement shall be construed as constituting an agreement or understanding of any kind or nature that the Service Recipient shall continue to employ or engage the Participant, nor shall this Agreement affect in any way the right of the Service Recipient to terminate the employment or service of the Participant at any time.

9.Clawback or Recoupment Policy.  PSUs awarded under this agreement, shares of Stock delivered in payment of such PSUs, and any gains or profits on the sale of such shares of Stock shall be subject to any “clawback” or recoupment policy adopted by the Company.

10.No Section 83(b) Election.  The Participant may not make an election under section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to PSUs.

11.Governing Law.  This Agreement shall be governed by Delaware law (without reference to principles of conflicts of laws), to the extent not governed by Federal law.

12.Code Section 162(m).  All payments under this Agreement are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. This Award shall be construed and administered in a manner consistent with such intent.

[signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

PARTICIPANTRYERSON HOLDING CORPORATION

By:

Participant’s Signature

DateDate

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